Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
      This Amendment to Employment Agreement (herein referred to as “Amendment”) is made and entered into on April 17, 2025, by and between TBK Bank, SSB (the “Bank”) and Melissa Forman-Barenblit (“Executive”, “you,” and “your”).
     WHEREAS, Executive is currently employed by the Bank on a full-time basis as Executive Vice President; and
WHEREAS, Executive and the Bank are parties to that certain Employment Agreement dated July 1, 2022 (“Employment Agreement”); and
WHEREAS, the parties mutually desire to amend the Employment Agreement.
    NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereto agree as follows:
 1.    Section 1 of the Employment Agreement. Section 1 of the Employment Agreement is hereby amended to read as follows:
1.1Duties and Status. Until the expiration of the Term, Executive’s title is Executive Vice President, but Executive shall have no duties or responsibilities to the Bank, and shall, until the expiration of the Term, be on a leave of absence. Executive shall not perform work on behalf of the Bank, and shall not attempt to perform work on behalf of the Bank, during the Term and thereafter, provided that Executive will cooperate with reasonable requests by the Bank, including, but not limited to, requests to participate in investigations, requests related to matters concerning your employment with the Bank, document requests, and information requests.
1.2Time and Effort. For the remainder of the Term, Executive has no obligation to devote Executive’s time, energy, skills, or best efforts to the performance of duties under the Employment Agreement, provided that, for the remainder of the Term, Executive must fully disclose to the Board of Directors of the Bank any previously undisclosed directorships and consulting or service engagements.
2.Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended to read as follows:
3.1    Termination of Employment. Executive’s employment with the Bank shall terminate on August 31, 2025 (the “Term”), after which time the Bank shall have no further obligation to provide Executive the pay or benefits set forth in this Agreement. Executive’s continuing obligations, including, but not limited to, the restrictive covenants set forth in Section 4 of this Agreement, survive the termination of this Agreement and Executive’s employment with the Bank.
3.    Waiver and Release. In consideration for the Bank’s agreement to pay you your salary and benefits through the Term, you agree to the following:
316888257v.1

(a)     You knowingly and voluntarily agree to waive and release the Bank, its parents, affiliates, and subsidiaries, their respective officers, directors, employees, stockholders, representatives and agents, including their successors and assigns (collectively with the “Released Parties”), with respect to any and all claims, losses, liabilities, obligations and causes of action, known and unknown, in existence as of the date you sign this Amendment, arising out of, connected with, or relating to: (i) your employment, or (ii) this Amendment, including, but not limited to, claims for compensation, commissions, bonuses, stock options, other wages and benefits, breach of contract, wrongful termination, impairment of economic opportunity, intentional infliction of emotional distress, claims based on personal injury, work-related accident, any breach of implied or express covenant of good faith and fair dealing, violation of public policy, or any other contract, tort or personal injury claim, or claim based on any municipal, state or federal statute, regulation or ordinance relating to employment, employment discrimination or retaliation, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000 et seq.; The Civil Rights Act of 1866, as amended, 42 U.S.C. § 1981; The Civil Rights Act of 1991, as amended, 42 U.S.C. § 1981a; Americans With Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; Fair Labor Standards Act, as amended, 29 U.S.C. § 201, et seq.; Equal Pay Act, as amended, 29 U.S.C. §201 et seq.; National Labor Relations Act, as amended, 29 U.S.C. § 151 et seq.; Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq., Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1000 et seq.; Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; the Texas Commission on Human Rights Act, as amended, Tex. Lab. Code § 21.001, et seq.; or any other statute, rule, regulation, ordinance, or common civil or other law, or judicial or administrative interpretation whether promulgated by federal, state, local or other jurisdiction or political subdivision.
(b)    Also in consideration for the Bank’s agreement to pay you your salary and benefits through the Term, you hereby fully, finally, and completely release the Released Parties of and from any and all claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq. (“ADEA”) arising on or before the date of this Amendment, and hereby acknowledge and agree that: this Amendment was negotiated at arm’s length; this Amendment is worded in a manner that you fully understand; you specifically waive any rights or claims under the ADEA; you knowingly and voluntarily agree to all of the terms set forth in the Amendment; you acknowledge and understand that any claims under the ADEA that may arise after the date of this Amendment are not waived; the rights and claims waived in this Amendment are in exchange for consideration over and above anything to which you were already undisputedly entitled; you have been and hereby are advised in writing to consult with an attorney prior to executing the Amendment; you understand that you have been given a period of up to twenty-one (21) days from the date of receiving the Amendment to consider the ADEA release prior to executing it;
316888257v.1

and you understand that you have been given a period of seven (7) days from the date of the execution of the ADEA release to revoke the ADEA release, and understand and acknowledge that the ADEA release will not become effective or enforceable until the revocation period has expired (the “Effective Date”). If you elect to revoke your release of ADEA claims, the revocation must be in writing and delivered within seven (7) days from the date of your execution of the Amendment to the Company as follows: Steve Grossi, EVP, Chief Human Resources Officer at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251 or email to sgrossi@tfin.com.
(c)    You understand that this Amendment also precludes you from recovering any relief as a result of any lawsuit, grievance or claims brought on your behalf and arising out of your employment or termination of, or separation from, employment provided that nothing in this Amendment will affect your entitlement, if any, to workers’ compensation or unemployment compensation, and neither will this Amendment limit your rights to file a charge with any administrative agency or otherwise participate in an agency or authority proceeding.
4.    Severance Benefits Upon Termination. Following the expiration of the Term and Executive’s employment with the Bank, the Bank shall provide to Executive the benefits defined, and on the terms described, in Section 3.3(e) of the Employment Agreement, provided that Executive execute a severance and release agreement to be provided to Executive following the Term and the termination of Executive’s employment with the Bank. Executive acknowledges and agrees that, absent Executive’s execution of a severance and release agreement following the termination of Executive’s employment with the Bank, Executive is not entitled to, and shall not receive, the benefits set forth in Section 3.3(e) of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which is effective as of the Effective Date.
TBK BANK, SSB

By:     /s/ Adam D. Nelson______

Name:_Adam D. Nelson________
Title: _EVP, General Counsel____

                    Executive

/s/ Melissa Forman-Barenblit_____
Melissa Forman-Barenblit
316888257v.1